                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549





                                    FORM 8-K



              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 7, 2001



                              HALSEY DRUG CO., INC.



                   695 NO. PERRYVILLE ROAD, ROCKFORD, ILLINOIS


                                 (815-399-2060)



Incorporated under the laws of     Commission File Number    I.R.S. Employer Identification Number
    State of New York                    1-10113                         11-0853640

ITEM 5   OTHER EVENTS

         On September 7, 2001, the Company announced that the U.S. Drug Enforcement Administration ("DEA") has filed a notice in the Federal Register regarding the Company's application for registration to manufacture Schedule II controlled substances. The Company, which has previously received approval from the DEA to manufacture Schedule III-N controlled substances at its Culver, Indiana facility, intends immediately to commence the installation of the necessary additional security measures in preparation for the anticipated DEA inspection in sixty days. If the application is approved, of which there can be no assurance, the Company would begin manufacturing certain controlled substance active ingredients for use in the manufacture of pain management products.

         In a related announcement, on September 7, 2001, the Company announced that the DEA has filed a notice in the Federal Register regarding the Company's application for registration to import certain controlled substances. If the application is approved, of which there can be no assurance, the Company would be one of only a very small number of companies allowed to directly import raw materials for processing into controlled substances.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)      Exhibits

         Exhibit No.               Description
         -----------               -----------
         99.1                      Press release dated September 7, 2001
                                   announcing the Company is seeking
                                   registration from the DEA to manufacture
                                   Schedule II controlled substances.

         99.2 Press release dated September 7, 2001 announcing the Company is seeking registration from the DEA to import controlled substances.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  HALSEY DRUG CO., INC.


                                  By: /s/  Michael Reicher
                                     -------------------------------------------
                                           Michael Reicher
                                           President and Chief Executive Officer

Date:  September 7, 2001